SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2011

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

55 St. Marks Place, Suite 4
New York, NY 10003
(Address of principal executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following summary is qualified in its entirety by Exhibit 99.1 to this Current Report on Form 8-K, which Exhibit is incorporated herein by reference.

On November 18, 2008, the Commodities Futures Trading Commission (“Commission” or “CFTC”) filed a Complaint for Injunctive and Other Equitable Relief and Civil Monetary Penalties Under the Commodity Exchange Act (the “Complaint”) against Kevin Cassidy, Edward O’Connor, Optionable, Inc., David Lee and Robert Moore, seeking injunctive and other equitable relief for alleged violations of the Commodity Exchange Act (the “Act”), 7 U.S.C. §§ 1 et seq. (2006), and the Commission Regulations promulgated thereunder, 17 U.S.C. §§ 1 et seq. (2008).

In order to effect a settlement of the matters alleged in the Complaint, on November 7, 2011, Edward J. O’Connor (“O’Connor”) and Optionable, Inc. (the “Company” and, together with O’Connor, the “Defendants”) consented to the entry of a Consent Order (the “Consent Order”) of Permanent Injunction, Civil Monetary Penalty and Ancillary Equitable Relief, which was entered by the United States District Court for the Southern District of New York (the “Court”) in the matter Commodity Futures Trading Commission v. Kevin Cassidy, Edward O'Connor, Optionable, Inc., David Lee and Robert Moore (08-CIV-9962 (GBD)(JLC)).

Pursuant to the Consent Order, the Defendants neither admit nor deny the allegations of the Complaint or the findings of fact and conclusions of law in the Consent Order, except to agree that all of the allegations of the Complaint and all the findings and conclusions of law shall be taken as true and correct in the event of: a) any current or subsequent bankruptcy proceeding filed by, or on behalf of, or against them; and/or b) a proceeding to enforce the Consent Order.  The Defendants also do not consent to the use of the allegations in the Complaint or the findings of fact and conclusions of law in the Consent Order by any other party in any other proceeding.

Pursuant to the terms of the Consent Order, the Company is permanently restrained, enjoined, and prohibited from violating Section 4c(b) of the Act, 7 U.S.C. § 4c(b)(2006), and Regulation 33.10, 17 C.F.R. § 33.10 (2010), and from claiming that its agreements, contracts, or transactions are exempt from the application of the Act, pursuant to Section 2(h)(3)-(5) of the Act, 7 U.S.C. § 2(h)(3)-(5) (2006), or pursuant to the Commission's orders published in the Federal Register on September 16, 2010 (75 FR 56513) and July 19, 2011 (76 FR 42508), or as subsequently amended, and from engaging in any activity requiring such exemption or requiring it to become a registered entity, as defined in Section 1 a(40) of the Act as amended by Section 721 of the Dodd-Frank Act.

Pursuant to the terms of the Consent Order, O’Connor agreed that for a period of one hundred and twenty (120) days following the entry of the Consent Order, O'Connor is prohibited from:

a)
Engaging in, controlling, or directing the trading of any commodity interest (as that term is defined in Section la(4) of the Act, 7 U.S.C. § la(4)) accounts for or on behalf of any other person or entity, whether by power of attorney or otherwise;

b)	Soliciting or accepting any funds from any person in connection with the purchase or sale of any commodity interest contract;

c)	Placing orders or giving advice or price quotations, or other information in connection with the purchase or sale of commodity interest contracts for others;

d)	Introducing customers to any other person engaged in the business of commodity interest trading; and

e)	Issuing statements or reports to others concerning commodity interest trading.

In addition, the Defendants agreed to pay to the Commission a civil monetary penalty in the amount of two hundred thousand dollars ($200,000) as provided in the Consent Order, which amount shall be paid by the Company.

As a result of the Consent Order, and subject to the fulfillment of the terms thereof, the Complaint against the Defendants will be dismissed and the case closed.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.	Description

99.1	Consent Order of Permanent Injunction, Civil Monetary Penalty and Ancillary Equitable Relief Against Defendants Optionable, Inc. and Edward O'Connor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIONABLE, INC.

Date: November 9, 2011	By:	/s/ Brad P. O’Sullivan
Brad P. O’Sullivan
Chief Executive Officer

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